                                                                   Exhibit 10.22

                              EMPLOYMENT AGREEMENT

     This  AGREEMENT  is made as of January 1, 2002,  by and between NN, Inc., a
Delaware  corporation,  having its principal  place of business  located at 1200
Waters Edge Drive,  Johnson City,  Tennessee  37604 (the  "Company" or "NN") and
Paul Fortier (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company's Board of Directors (the "Board") has determined that it is in the best  interest of the Company  and its  shareholders  to employ the
Executive as Vice  President  General  Manager Delta  Rubber,  and the Executive
desires to serve in that capacity;

     NOW,  THEREFORE,  in  consideration  of the foregoing and of the respective covenants and agreements of the parties herein  contained,  the parties  hereto, intending to be legally bound, agree as follows:

     1.  Employment.  The Company agrees to continue to employ the Executive and the  Executive  hereby  agrees to continue to be employed for the period of time set forth in Paragraph 2, subject to the terms and conditions set forth herein.

     2.  Term.  Subject  to the terms  hereof,  Company  agrees  to  employ  the
Executive for a period of two years commencing upon January 1, 2002 and expiring on the second  anniversary from that date (the "Employment Term") (unless sooner
terminated  as  provided   herein).   The  Employment  Term  shall  be  extended
automatically  from time to time, on a rolling  basis,  for  additional one year periods, unless either party gives written notice of termination to the other at least six (6) months prior to the date that the Employment  Term is scheduled to expire.

     3.  Position  and  Responsibilities.  The  Executive  shall  serve  as Vice
President  General  Manager Delta Rubber,  reporting only to the Chairman of the
Board and Chief Executive  Officer of the Company (the "Chairman") or such other individual  as the  Chairman  may  designate  (his  "Designee"),  and shall have supervision  and  control  over,  and  responsibility  for all  aspects of Delta
Rubber.  The Executive  shall also have such other powers and duties as may from time to  time  be  prescribed  by the  Chairman  and  Chief  Executive  Officer;
provided,  however,  that such duties shall be consistent  with the  Executive's position as the officer in charge of Delta Rubber.

     4.  Diligence.  Executive  agrees to serve in the  position  referred to in
Paragraph 3 and to perform  diligently the duties and services  appertaining  to such office, as well as such additional duties and services  appropriate to such office which the parties mutually may agree upon from time to time.

     5.  Time.  Executive  agrees to devote his entire working time and efforts to the business and affairs of the Company and its affiliates and not to engage, directly or  indirectly,  in any other  business or  businesses,  whether or not similar to that of the  Company,  except  with the consent of the  Chairman  and
Chief  Executive  Officer  and the Board.  The  foregoing  notwithstanding,  the
parties   recognize  and  agree  that  Executive  (i)  may  engage  in  personal investments,  subject to any restrictions set forth in the  Non-Competition  and
Confidentiality

provisions  addressed  in  Paragraphs 7 through 10 below and (ii) subject to the prior  consent of the  Chairman of the Board and Chief  Executive  Officer,  may
serve on the board of directors of other  companies,  provided such service does not conflict  with the  business  and affairs of the Company or  interfere  with
Executive's performance of his duties hereunder.

     6.   Compensation.

          (a)  Salary.  During the Employment  Term, the Executive shall receive an annual  Salary of $140,000 per year,  which annual salary shall be subject to such  increases as the Chairman or his Designee,  in their sole  discretion  may from time to time  determine (the "Annual  Salary").  The Annual Salary shall be payable by the Company in accordance with its regular compensation  policies and practices for paying executives.

          (b)  Expenses.  During  the  term  of his  employment  hereunder,  the
Executive  shall  be  entitled  to be  reimbursed  for all  reasonable  business expenses  incurred by him in connection with his services  hereunder,  including but not limited to expenses for entertainment and travel, in accordance with the policies and  procedures  from time to time in effect for the  Company's  senior executives.  The Company  retains the right to establish  limits on the types or amounts of business expenses that the Executive may incur.

          (c)  Employee  Benefit  Programs.  The Executive  shall be entitled to participate  in  all  of the  Company's  employee  benefit  plans  and  programs
(including life, disability, and health insurance plans and programs and savings plans and programs) to the extent his position,  tenure, salary, age, health and other qualifications make him eligible to participate,  subject to the rules and regulations  applicable  thereto.  The  Company  retains the right to abolish or alter the terms of any employee benefit programs,  plans or policies that it may establish,  provided  such  abolition or amendment  shall be  applicable  to the senior executives of the Company generally.

          (d)  Vacation and Other  Absences.  The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executives generally.  The Executive shall also be entitled to all paid  absences for holidays or illnesses in  accordance  with the  Company's  plans,  policies or provisions  applicable  to senior  executive employees.

     7.   Non-Competition. As a material inducement to the Company entering into this Agreement and in consideration  for the Executive's  continued  employment,
Executive  hereby  reconfirms and agrees to continue to be bound in all respects by the following Non-Competition and Confidentiality terms.

          (a)  Restriction on Competition.  The Executive agrees that during the
Term of Employment, and for a period of 2 years following the Term of Employment or  termination  of this  Agreement  under  Section 12, the  Executive  will not compete with the business of Delta Rubber  Company or its successors or assigns.
This agreement not to compete means that the Executive agrees he will not in any capacity,  including,  but not  limited  to,  as an  employee,  owner,  officer, director,  consultant,  stockholder or partner of a competitive enterprise,  (1)
solicit orders for any product or service that is  competitive  with the product or services provided by NN, or (2) accept

employment with a business that sells products or services  competitive with the products or services of NN.

          (b)  Judicial  Modification.  The  restriction  on competition in this paragraph extends to all geographic areas serviced by NN, during the Executive's employment.  NN, Inc. and the Executive have attempted to limit the  Executive's right to compete only to the extent permitted by applicable law and necessary to protect  NN from  unfair  competition.  If a Court  should  determine  that  the restriction  contained  in this section 7 is of too long a duration or too broad in geographic  scope to be  reasonable  and  enforceable,  then such a provision shall  be  amended  only so much as  shall  be  necessary  for the  restrictions contained herein to be enforceable.

     8.   Non-Disclosure and Return of Confidential Information.

          (a)  Definitions.  The following  definitions  are established for the purposes of this agreement:

               A.   "Trade  Secret" means any  information,  including,  but not limited  to,  formulas,  patterns,  compilations,  programs,  devices, methods,  techniques or processes that NN considers  confidential  and valuable  and  provides  a  competitive  advantage  because  it is not generally known and not readily ascertainable by proper means;

               B.   "Confidential   Information"   is  defined  as   information
          (whether or not in writing)  which is related to NN's  business and is maintained as confidential.  Confidential Information includes, but is not limited to, Trade Secrets,  customer data and account information;
          sales records and invoices;  information  pertaining to  manufacturing
          processes,   apparatus,   formulas,  systems  and  other  confidential
          technical data; personnel and related human resources information; the existence and contents of agreements;  marketing plans, strategies and
          related   information;   information   regarding  economic  condition,
          determination of prices,  sales, net income,  indebtedness and related financial information.

          (b)  Acknowledgments.   The  Executive  acknowledges  that:  (i)  NN's
business is both highly  specialized  and  competitive,  and (ii)  documents and information regarding NN's customers,  clients,  services, methods of operation, sales as well as the  specialized  business needs of NN's customers and clients, constitute  Confidential  Information  and Trade  Secrets that are not generally known to, or  readily  ascertainable  by, the  public or NN's  competitors.  The
Executive  further  acknowledges that during the Term of Employment he will have access to  Confidential  Information  and Trade Secrets  belonging to NN, agrees that such Confidential  Information and Trade Secrets shall remain the exclusive property  of NN,  and  understands  that the  misappropriation  or  unauthorized disclosure of such  Confidential  Information or Trade Secrets is prohibited and will cause NN irreparable injury.

          (c)  Non-Disclosure.  During  the  Employment  Term,  and at all times following the Employment Term or the termination of this Agreement under section
12, the Executive shall not disclose  Confidential  Information or Trade Secrets to anyone other than

NN's officers orauthorized  employees and shall not use such information for any unauthorized purpose without the prior written consent of NN.

          (d)  Non-Removal.  The Executive  shall not, either during the Term of
Employment or at anytime  thereafter or at any time  following a termination  of this agreement  under Section 12,  directly or indirectly,  copy, take or remove from NN's premises any of NN's books, records,  files, customer lists, documents or materials, including any Confidential Information or Trade Secrets, or copies of any of the foregoing, without the prior written consent of NN.

     9.   Assignment of Intellectual Property.

          (a)  Any  and  all  inventions,   writings,  analyses,   improvements,
procedures,  discoveries,  processes and/or techniques ("Intellectual Property")
that the Executive  may make,  conceive,  discover or develop,  either solely or jointly with any other person or persons, at any time during his employment with
NN,  whether  during  working  hours or at any other  time,  and  whether at the request or upon the suggestion of NN or otherwise, which relate to or are useful in connection  with any business  carried on or contemplated by NN, shall be the sole and exclusive  property of NN. The Executive  shall make full disclosure to
NN of all such  Intellectual  Property,  and the  Executive  shall do everything necessary to vest the absolute title thereto in NN. The Executive agrees that he shall not be entitled to any additional or special compensation or reimbursement in connection with any and all such Intellectual Property.

          (b)  The  Executive  shall  assist NN at  anytime  during or after his employment,  in  obtaining  patents  on all such  Intellectual  Property  deemed patentable by NN and shall execute all documents and do all things  necessary to obtain  letters  patent,  vest NN with full and  exclusive  title  thereto,  and protect the same against  infringement by others. If such assistance takes place after  his  employment  is  terminated  the  Executive  shall be paid by NN at a reasonable  rate for any time actually spent in rendering such assistance at the request of NN.

     10.  Non-Solicitation.

          (a)  Acknowledgments.    The   Executive    acknowledges   that   NN's
relationships  with  its  customers,  clients,  employees,  and  other  business associations  are  among  NN's  most  important  assets,  and  that  developing,
maintaining  and  continuing   these   relationships  is  one  of  NN's  highest
priorities.  The Executive  further  understands  that he will be relied upon to develop  and  maintain  the  goodwill  of these  relationships  on  behalf of NN throughout the course of his employment with NN.

          (b)  Non-Solicitation  of Employees.  The Executive,  therefore agrees that during the Term of  Employment,  and for a period of 2 years  following the
Term of Employment or a termination of this Agreement  under Section 12, he will not directly or indirectly  recruit,  solicit, or induce, or attempt to recruit, solicit,  or induce,  any employees of NN to terminate their employment with, or otherwise cease a relationship with, NN.

          (c)  Non-Solicitation of Customers.  In addition, the Executive agrees that during the Term of  Employment  and for a period of 2 years  following  the
Term of Employment or a termination  of the Agreement  under Section 12, he will not directly or indirectly solicit,

divert or take away, or attempt to solicit, divert, or take away the business or patronage of any of the clients,  customers or accounts, or prospective clients, customers or accounts, of NN.

     11.  Legal and Equitable  Relief.  The  restrictions  contained in Sections
7-10 are necessary for the protection of the legitimate  business  interests and goodwill of NN, and are  considered by the  Executive to be reasonable  for such purposes.  The  Executive  agrees that any breach of Sections 7-10 will cause NN substantial and irrevocable damage. In the event of any such breach, in addition to such other remedies that may be available,  including the recovery of damages from the Executive,  NN shall have the right to injunctive relief to restrain or to enjoin any actual or threatened breach of the provisions of Sections 7-10.

     12.  Termination of Employment.

          (a)  Death or Disability.  The Executive's  employment shall terminate automatically upon the Executive's death during the Employment Term. The Company shall be  entitled  to  terminate  the  Executive's  employment  because  of the
Executive's  disability  during  the  Employment  Term if,  as a  result  of the
Executive's   incapacity  due  to  physical  or  mental   illness   (hereinafter
"Disability"),  the Executive  shall have been absent from his duties  hereunder for one hundred and twenty  (120) days during any three  hundred and sixty (360)
day period.

          (b)  Termination  by Company for Cause.  (i) The Company may terminate the Executive's employment during the Employment Term for Cause. "Cause" means:

               A.   the  failure of the  Executive  to perform  the  Executive's material  duties  under  this  Agreement  (other  than as a result  of physical or mental illness or injury), which failure, provided it does not constitute  willful  misconduct or gross  negligence  described in
          Subsection B below,  remains uncorrected for 60 days following written notice to Executive by the Chairman, his Designee or the Board of such breach;

               B.   willful misconduct or gross negligence by the Executive,  in either  case  that  results  in  material  damage to the  business  or reputation of the Company,

               C.   a material  breach by Executive of either this  Agreement or that certain Non-Competition and Confidentiality  Agreement referenced in Paragraph 8 which, if correctable,  remains uncorrected for 60 days following written notice to Executive by the Board of such breach; or

               D.   the  Executive  is  convicted of a felony or any other crime involving  moral  turpitude  (whether  or not in  connection  with the performance by Executive of his duties under this Agreement).

          (c)  Termination By Company  Without Cause.  The Company may terminate the employment of Executive under this Agreement for any reason at any time.

          (d)  Termination  by Executive for Good Reason.  (i) The Executive may
terminate employment for Good Reason. "Good Reason" means:

               A.   assignment to the Executive of any duties  inconsistent with
          Executive's position,  duties,  responsibilities,  title or office, or any other action by the Company that results in a material  diminution in the Executive's  position,  authority,  duties or responsibilities, excluding  in each case any  assignment  or action that is remedied by the Company  within 60 days after  receipt of notice  thereof from the
          Executive; or

               B.   any  material  failure by the  Company  to comply  with this
          Agreement, other than a failure that is remedied by the Company within
          60 days after receipt of notice thereof from the Executive.

          (e)  Voluntary Termination by Executive Without Good Reason. Executive
may at any time  terminate  his  employment  under this  Agreement  without Good
Reason.

          (f)  Notice  of  Termination.  If  Company  or  Executive  desires  to terminate Executive's  employment hereunder at any time, it or he shall do so by giving  written  notice to the other  party  (following  the  expiration  of any applicable  cure  periods)  that it or he has elected to  terminate  Executive's employment  hereunder  and  stating  the  effective  date  and  reason  for such termination.  Any termination by Executive of his employment without Good Reason shall be made on not less than 14 days' notice.

     13.  Effect of Termination.

          (a)  Voluntary Termination by Executive; Termination for Cause; Death,
               or  Disability.  In  the  event  that  Executives  employment  is terminated  pursuant to Paragraphs 12(a),  12(b) or 12(e), on the date of termination,  the Company shall be liable to Executive as follows:

                    (i)  Executive  shall be  entitled  to  receive  the  Annual
               Salary  due  to  him  through  the  date  of  termination  of his employment.

                    (ii) Any  vested  rights  of  Executive  shall  be  paid  to
               Executive in  accordance  with the Company's  plans,  programs or policies.  Without  limiting the  foregoing,  in the event of the termination of Executive's  employment due to death or disability
               (Paragraph  12(a)),  the rights and benefits of Executive (or his designated  beneficiary or representatives,  as applicable) under any  Company  life,  health and  long-term  disability  plans and policies  shall be determined  in  accordance  with the terms and provisions of such plans and policies.

                    (iii)The Company shall promptly reimburse  Executive for any and all reimbursable business expenses (to the extent not already reimbursed) upon Executive's properly accounting for the same.

          (b)  Termination  Without  Cause;  Termination  by Executive  for Good
Reason. In the event that the Company terminates  Executive's employment without
Cause pursuant to Paragraph  12(c) or Executive  terminates his employment  with the Company pursuant to Paragraph 12(d), the Company shall be liable as follows:

               (i)  Executive shall be entitled to receive the Annual Salary due to him through the date of termination of his Employment. In addition,
          Executive shall be entitled to receive  continued  monthly payments of his Annual Salary,  based on the Annual Salary in effect,  on the date
          of   termination,   until  the  first   anniversary  of  the  date  of
          termination.  The Executive  shall also be entitled to receive a bonus upon the  anniversary of his date of termination  that is equal to the average bonus paid Executive for the 3 years immediately preceding the date of his termination.

               (ii) Any vested rights of Executive shall be paid to Executive in accordance with the Company's plans, programs or policies.

               (iii)The Company shall promptly  reimburse  Executive for any and
          all  reimbursable   business  expenses  (to  the  extent  not  already
          reimbursed) upon Executive's properly accounting for the same.

               (iv) Executive  and/or  Executive's  family  shall be entitled to receive  health  benefits (as  contemplated  by Paragraph 7(c) hereof)
          until the first  anniversary of the date of termination at least equal to those which would have been  provided  to them in  accordance  with this  Agreement  if  Executive's  employment  had not been  terminated provided that the Company's  obligation to provide such benefits shall be  reduced  by  any  comparable  benefits  (or  amounts  received  by
          Executive in respect thereof) received by Executive under the terms of new employment  undertaken by Executive after termination and prior to the  first  anniversary  of the  date  of  termination;  and  provided further,  that the terms of the Company's health insurance plans shall be subject to amendment  during such  period,  to the extent that such amendments  are  applicable to the  executive  officers of the Company generally.

          (c)  Limit on Company Liability. Except as expressly set forth in this
Paragraph  13, the Company  shall have no  obligation  to  Executive  under this
Agreement  following a termination of Executive's  employment  with the Company.
Without limiting the generality of the provision of the foregoing sentence,  the
Company shall not,  following a termination of Executive's  employment  with the
Company, have any obligation to provide any further benefit to Executive or make any further  contribution  for  Executive's  benefit  except as provided in this
Paragraph 10.

     14.  Company Proprietary Rights.

          (a)  Company to Retain Rights.  Executive agrees that all right, title and interest of every kind and nature whatsoever in and to copyrights,  patents, ideas,  business  or  strategic  plans  and  concepts,  studies,  presentations,
creations,   inventions,   writings,  properties,   discoveries  and  all  other
intellectual  property  conceived by executive during the term of this Agreement and pertaining to or useful in or to (directly or indirectly)  the activities of the

Company (collectively,  "Company Intellectual Property") shall become and remain the  exclusive  property of the Company,  and  Executive  shall have no interest therein.

          (b)  Further  Assurances.  At the  request of the  Company,  Executive shall, at the Company's expense but without  additional  consideration,  execute such  documents and perform such other acts as the Company may deem necessary or appropriate  to vest in the Company or its designee  such title as Executive may have to all  Company  Intellectual  Property in which  Executive  may be able to claim any rights by virtue of his employment under this Agreement.

          (c)  Return of Material.  Upon the termination of the Employment Term, including any termination of employment described in Paragraph 12, the Executive will promptly  return to the Company all copies of information  protected by the terms of this agreement which are in his possession, custody or control, whether prepared by him or others, and the Executive agrees that he shall not retain any of same.

     15.  Representation  and Warranty of Executive.  Executive  represents  and warrants  to  the  Company  that  he is  not  now  under  any  obligation,  of a contractual  nature  or  otherwise,  to  any  person,  partnership,  company  or corporation  that is  inconsistent  or in conflict with this  Agreement or which would  prevent,  limit  or  impair  in any  way  the  performance  by him of his obligations hereunder.

     16.  Assignment.  This  Agreement,  and the rights and  obligations  of the parties  hereunder,  are  personal and neither  this  Agreement,  nor any right, benefit or obligation  of either party hereto,  shall be subject to voluntary or involuntary assignment,  alienation or transfer,  whether by operation of law or otherwise,  without  the prior  written  consent of the other  party;  provided, however,  that Company may assign this Agreement in connection  with a merger or consolidation involving Company or a sale of substantially all its assets to the surviving corporation or purchaser, as the case may be, so long as such assignee assumes Company's obligations hereunder.

     17.  Withholding.  Payment of  Executive's  Annual  Salary  and  payment or provision of other compensation to Executive pursuant hereto shall be subject to such reporting and withholding for applicable taxes as is required by law.

     18.  Certain  Expenses.  Company,  on or before the date hereof,  shall pay directly or reimburse Executive (at Executive's discretion) for the actual legal fees and other costs and expenses,  if any,  incurred by Executive in connection with the preparation, finalizing and execution of this Letter.

     19.  Severability.  In the event  that any  provision  or  portion  of this
Agreement is determined to be invalid or unenforceable  for any reason, in whole or in part,  the  remaining  provisions  of this  Agreement  will be  unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

     20.  Notices.  For all  purposes of this  Agreement,  notices and all other communications  provided  for herein  shall be in writing and shall be deemed to have been duly given, in the case of a notice to the Company,  when delivered to the Company at the following

address,  and in the case of a notice to Executive,  when received by Executive, and in both cases addressed as follows:

          If to Company, to:                 NN, Inc.
                                             2000 Waters Edge Drive
                                             Building C, Suite 12
                                             Johnson City, Tennessee  37604
                                             Attention:  CEO

          If to Executive, to:               Paul Fortier

     21.  Modifications  and  Waivers.  No provision  of this  Agreement  may be modified or discharged  unless such  modification  or discharge is authorized by the Board and is agreed to in writing, signed by the Executive and by an officer of the Company duly authorized by the Board. No waiver by either party hereto of any breach by the other  party  hereto of any  condition  or  provision  of this
Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

     22.  Entire Agreement.  This Agreement constitutes the entire understanding of the parties  hereto with  respect to their  subject  matter.  This  Agreement supersedes all prior agreements between the parties hereto with respect to their subject matter.

     23.  Governing  Law.  This  Agreement  will be  governed by the laws of the
State of Tennessee without regard for its conflict of law rules.

     24.  Counterparts.  This Agreement may be executed simultaneously in one or more  counterparts,  each of which will be deemed to be an  original  but all of which together will constitute one and the same instrument.

     25.  Headings,  Etc. The section  headings  contained in this Agreement are for  convenience  of reference  only and will not be deemed to control or affect the meaning or  construction  of any provision of this  Agreement.  Reference to
Paragraphs are to Paragraphs in this Agreement.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

                                       NN, INC.

                                       By: /s/ Roderick R. Baty
                                          --------------------------------------

                                       EXECUTIVE

                                       By: /s/ Paul N. Fortier
                                          --------------------------------------